Exhibit 10.10

BUSINESS LOAN AGREEMENT

This Business Loan Agreement having a reference date of July 1, 2003, is hereby made and executed on the following terms, by and between the following persons:

I. BWCA I, LLC, a Delaware limited liability company (“BWCA” and “Lender”), and;

II. Basin Water, Inc., a California corporation (“Borrower” and “Basin”).

RECITALS

A. Borrower represents to Lender that Borrower is in the business of treating groundwater on behalf of water companies and others (“Water Companies”), to remove certain contaminants, so as to render such groundwater potable and so that such water meets allowable drinking water standards for such contaminants as defined and required by law.

B. Borrower further represents to Lender that Borrower has entered into and may in the future enter into certain Water Service Agreements (also known as Water Contracts) (defined below) in writing with Water Companies by which Borrower, for consideration, treats groundwater for the purposes set forth in paragraph A hereinabove.

C. Borrower further represents to Lender that Borrower owns and has installed at the place of treatment of such groundwater, certain Equipment (as defined herein) in order to treat the groundwater referred to in each of the Water Contracts.

D. Borrower further represents to Lender that Borrower wishes to obtain Loans (as defined herein) from Lender including future advances according to the terms hereof and that all monies so borrowed by Borrower from Lender shall be used by Borrower in Borrower’s business.

E. Borrower further represents to Lender that in order to secure such Loans, Borrower agrees to grant to Lender, pursuant to the terms hereof, security interests in all property of Borrower, now owned or hereafter acquired, now existing or hereafter created or existing and wherever located, including all Water Contracts which Borrower now has, or may have in the future, and in the Equipment pertaining to such Water Contracts and in the proceeds of all thereof. Borrower further represents to Lender that as security for such Loans, Borrower agrees to transfer, assign and/or license to Lender all of Borrower’s right, title and interest in any and all software and hardware necessary to operate the Equipment.

TERMS

1. DEFINITIONS.

a. Acknowledgement of Collateral. The words “Acknowledgement of Collateral” mean a written acknowledgement in the form attached hereto as Exhibit “1”, describing property making up all or part of the Collateral.

b. Agreement. The word “Agreement” means this Business Loan Agreement as it may be amended or modified from time to time, together with all exhibits and schedules as may be attached hereto from time to time.

c. Borrower’s Application For Loan Draw-down. The words “Borrower’s Application For Loan Draw-down” mean a written application in the form attached hereto as Exhibit “2”, for monetary proceeds as a loan advance under this Agreement.

d. CERCLA. The word “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

e. Collateral. The word “Collateral” means and includes without limitation all property and assets granted as collateral security for a Loan, whether real, personal or other property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise. Items of Collateral in the forms of Water Contracts, Equipment or otherwise, whether now or hereafter existing may be memorialized as collateral security in connection herewith for the convenience of the parties by physical annexation of an Acknowledgement of Collateral (described in paragraph 2.b. (2)(c) hereof) to a Security Agreement composing one of the Related Documents but any property which is Collateral shall serve as Collateral hereunder whether or not an Acknowledgement of Collateral exists therefor and whether or not if it exists, if it is so annexed. All Collateral secures all Indebtedness such that each draw or other particular item of Indebtedness is cross-collateralized by each, every and all the Collateral.

f. Effective Date. The words “Effective Date” mean the date of the first draw-down under the Loan Facility.

g. Equipment. The word “Equipment” means that property and equipment identified in a Water Contract as being utilized by Borrower for the purpose of water treatment and which is sometimes referred to in a Water Contract as the Facilities.

h. Event of Default. The words “Event of Default” mean any of the Events of Default set forth below in the section titled, “Events of Default”.

i. Expiration Date. The words “Expiration Date” mean the date two (2) years after the Effective Date.

j. Guarantor. The word “Guarantor” means any person guarantying any of the Indebtedness.

k. Indebtedness. The word “Indebtedness” means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, including future advances, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable. All Indebtedness shall be secured by all the Collateral.

l. Loan. The word “Loan” means and includes without limitation any and all loans, extensions of credit and financial accommodations from Lender to Borrower, including future advances, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein, including the Loan Facility, in any of the Related Documents and/or described on any exhibit or schedule attached to this Agreement or to any of the Related Documents from time to time.

m. Loan Facility. The words “Loan Facility” mean that Loan Facility which is described in paragraph 2 hereof and which is the basis of this Agreement.

n. Municipal Water Contract. The words “Municipal Water Contract” mean a Water Contract where a customer of Borrower is a governmental or political entity or subdivision.

o. Note. The word “Note” means Borrower’s promissory note or notes, if any, evidencing Borrower’s Loan obligations in favor of Lender as well as any substitute, replacement or refinancing note or notes therefor.

p. Related Documents. The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust and any and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

q. Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise, evidencing, governing, representing or creating a Security Interest.

r. Security Interest. The words “Security Interest” mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

s. SARA. The word “SARA” means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

t. Water Contract. The words “Water Contract” mean a valid and enforceable written contract between Borrower and any other person pursuant to which Borrower, for consideration stated in the Water Contract, provides equipment and services to the other party to the Water Contract for the purpose of treating groundwater containing contaminants so that the treated water is potable water that meets allowable drinking water standards as defined and required by law for the contaminants Borrower has promised to treat. Water Contracts may be identified on one or more attachments hereto or on one or more of the Related Documents, which attachments may consist of or include Acknowledgements of Collateral. The words “Water Service Agreement” and the abbreviation “WSA” have the same meaning as the words “Water Contract”.

2. THE LOAN FACILITY.

a. Description of Loan Facility. Borrower seeks to borrow money from Lender, using the Collateral to secure all Loans and all Indebtedness. The Collateral includes, but is not limited to, all Water Contracts and related Equipment more particularly described in any and all security agreements by and between Lender and Borrower. Lender shall make available to Borrower Loan proceeds from time to time including future advances in a total amount not to exceed five million dollars ($5,000,000.00) in lawful money of the United States of America, subject to the terms and conditions set forth herein and in the Related Documents (sometimes, the “Loan Facility” and “Facility”). Advances of loan proceeds shall be made available to Borrower in the form of draw-downs in a manner similar to a line of credit as more fully described herein. Pursuant to said Facility, Borrower may make application to draw down portions of the Facility from time to time and each such application shall be approved or not approved by Lender in Lender’s sound business judgment. Each such draw-down shall pertain to a particular Water Contract; provided, that any and all sums drawn down pursuant to the Facility and all Indebtedness shall be secured by all the Collateral. A promissory note shall be executed by Borrower as to each draw-down as Lender shall demand and each promissory note shall identify the particular Water Contract to which it relates. A security agreement shall be executed by Borrower as to each Water Contract accepted by Lender as Collateral for a Loan, as Lender may determine. Only one draw-down at one time shall be made as to any one Water Contract so accepted by Lender as Collateral for a Loan. The right of Borrower to apply for and to obtain draw-downs and any obligation of Lender to make or provide any draw-down or any cash advance by any name or description shall expire and terminate on the Expiration Date.

Borrower understands and agrees that Lender is not required to automatically approve any application for a Loan and that Lender may decline any application for a Loan in Lender’s sound business judgment. Borrower understands and agrees that Borrower is not relying on anything contained in this Agreement, in the Related Documents or on any statement made by Lender with any expectation that any application for credit will be automatically granted and Borrower further understands and agrees that Lender shall use its sound business judgment in deciding whether or not to make any Loan under the Facility. Notwithstanding any term hereof and of any of the Related Documents and notwithstanding repayment from time to time of amounts drawn down, Borrower understands and agrees the Facility is not a revolving line of credit or any other type of revolving credit arrangement and that as to each Water Contract individually the total amount of the draw-down allowable as to such Water Contract shall occur one time upon proper application (if approved) and shall be in the amount available for draw-down under the Draw-down Formula, set forth at paragraph 2.f.

b. Procedure For Requesting And Approving Application For Draw-down. Borrower shall apply for a draw-down according to the following procedure:

(1) Borrower shall provide to Lender (i) a copy of the particular Water Contract which Borrower wishes to use as collateral security for a Loan, together with (ii) a completed Borrower’s Application For Loan Draw-down (see Exhibit “2” hereto), requesting that Lender lend and advance money to Borrower using such Water Contract and the Equipment identified therein as Collateral for such advance as well as for all Indebtedness, and; (iii) Borrower’s written projected cash flow calculations pertaining to the subject submitted Water Contract. Within fifteen (15) business days of the date of receipt of said Borrower’s Application For Loan Draw-down and additional indicated documents, Lender shall notify Borrower of its tentative decision regarding lending money to Borrower based on such Water Contract and Equipment as Collateral.

(2) In the event Lender is tentatively willing to extend credit on such Water Contract, Borrower shall provide the following documents (the “Financing Package”) to Lender in a form acceptable with Lender:

(a)	Original signed and dated promissory note;

(b)	Original signed and dated security agreement as Lender may require;

(c)	Original signed and dated Acknowledgement of Collateral (see Exhibit 1”1” hereto);

(d)	Original signed and dated UCC-1 Financing Statement as required by Lender;

(e)	Permits, licenses and such other and further documentation as Lender may require sufficient to prove to Lender that the subject Water Company, Borrower and all pertinent others and equipment are operating under the Water Contract in full compliance with the law;

(f)	Original signed and dated Water Contract, and;

(g)	Such other and further documentation and things as Lender may require, including corporate resolution(s).

Lender shall review same and Lender may notify Borrower of its final approval within fifteen (15) business days of the date of receipt of the Financing Package. If final approval of the application is given, Lender will make the draw-down funds available to Borrower within five (5) business days of such approval and of the date Lender obtains the results of its search of the appropriate public records to determine and confirming that its Security Interest in the Collateral is a senior perfected Security Interest and of the date all conditions set forth herein and in the Related Documents are fulfilled. If final approval is not given, then Lender shall return the submitted documents to Borrower and Lender shall incur no liability for such denial. If no response is provided by Lender to Borrower within such 15 day time period, then such failure to respond shall be deemed a denial and Lender shall return the submitted documents to Borrower and Lender shall incur no liability for such failure to act. Any promissory note provided to Lender by Borrower pertaining to a requested draw-down which request is not approved by Lender hereunder shall be of no legal effect. In the event of approval of an application, the subject Water Contract and Equipment and proceeds thereof shall serve as Collateral for the entire Facility, including any draw-down pertaining to such application.

c. Initial Draw-down. The Initial Draw-down shall be based on Lender’s analysis of those Water Contracts, and the Equipment pertaining thereto, denoted in those Acknowledgements of Collateral attached hereto and/or to a Security Agreement, in the sum of two million dollars ($2,000,000.00), or in such other amount as Lender may determine according to the Draw-down Formula, described below in sub-paragraph f hereof. Subsequent draw-downs shall be in the amount of at least $250,000.00 and shall be secured by all the Collateral.

d. Term of Loan Facility. The subject Loan Facility shall continue until December 31, 2013, at which time the Loan Facility shall terminate. Any and all sums remaining outstanding by Borrower at said date shall be paid to Lender on said date together with all accrued but unpaid interest and all other amounts payable under this Agreement. Notwithstanding this paragraph, the right to apply for and obtain any draw-down shall be controlled by the provisions of paragraph 2.a. of this Agreement.

e. Use of Proceeds. Amounts drawn down under the Facility may be used by Borrower for capital expenditures associated with building and installing ion exchange water treatment units and/or brine disposal facilities. Proceeds may also be used for general corporate purposes.

f. Draw-down Formula. Each application for a draw-down by Borrower to Lender will be determined in relation to the amount of revenue to be generated by the particular Water Contract submitted as Collateral in connection with such application and according to the following formula. The amount of allowable draw-down for each Water Contract submitted with an application for draw-down shall not exceed the total projected cash flows to Borrower from the particular Water Contract for the sixty (60) months beginning with the month following the draw-down. For the purpose of determining the maximum draw-down pertaining to a particular Water Contract, projected cash flow is defined as all fees payable to the Borrower under such Water Contract, less any unamortized or uncredited prepayments of processing or standby fees and less any direct expenses to be incurred by Borrower attributable to the Water Contract.

g. Payment of Interest. Borrower shall pay to Lender on all sums drawn and outstanding, interest thereon at the rate of nine percent (9%) per annum, computed each calendar quarter on the principal amounts owing during the quarter for the actual period such amounts were so outstanding. A year shall be considered to have 365 days for the purpose of computing interest. Interest payments shall be due on the first day of January, April, July and October and will be delinquent if not received by the tenth (10th) day of those months, with or without notice. Interest accrues on all sums drawn down and outstanding, commencing on the date such sums are advanced for the number of days outstanding and continuing until repaid in full.

h. Repayment of Principal. Principal shall be repaid in seven (7) equal annual installments commencing June 30 or December 31 of the year next following three (3) years from the date of the first draw-down. If the foregoing results in a date later than December 31, 2013, then all sums outstanding and unpaid under the Facility must be paid in full no later than December 31, 2013. Prepayments of principal shall be as allowed by sections 2k and 2m hereof and will be offset against the last principal payments due hereunder.

i. Additional Compensation. At time of closing of the Initial Draw-down per sub-paragraph c hereof, and as compensation to Lender from Borrower for the Loans and the Loan Facility, Basin shall grant to Lender warrants to purchase 375,000 shares of common stock of Basin at an exercise price of $4.00, per share. In addition, for each $1,000.00, drawn down under this Loan Facility, including the Initial Draw-down, Borrower shall grant to Lender warrants to purchase 75 shares of common stock of Basin at an exercise price of $4.00, per share. All warrants shall expire five (5) years from the dates of grant. All warrants shall be in the form set forth of the Warrant to Purchase Common Stock of Basin Water, Inc., attached hereto as Exhibit “3”, and incorporated by reference herein.

Basin represents to Lender that there have been no changes in the number of Basin’s common or preferred shares outstanding or in the number of options or warrants outstanding as of May 28, 2003, which have not been disclosed to Lender. Basin further represents and warrants to Lender that as of the date hereof, the following was and is true and correct:

SECURITY TYPE:	NUMBER OUTSTANDING: (Rounded to Eliminate Fractional Shares)
Common Shares	9,581,508
Series A Convertible Preferred Shares	627,500
Series B Convertible Preferred Shares	784,875
Options to Purchase Common Shares	539,750
Warrants, excluding those granted pursuant to this Agreement	156,238

j. Commitment Fee. Borrower shall pay a commitment fee on the undrawn balances in the amount of 0.5% per annum computed each calendar quarter on the amount of funds available but undrawn for the period said funds were available but undrawn. A year is considered to have 365 days for the purpose of computing the Commitment Fee. The Commitment Fee shall be due on the first day of January, April, July and October and will be delinquent if not received by the tenth (10th) day of those months, with or without demand. Since the Expiration Date of Borrower’s right to obtain draws under the Facility is two (2) years from date of first draw down, no commitment fee shall accrue beyond such Expiration Date.

k. Prepayment. Borrower, at its option, may make principal prepayments of at least $100,000.00, beginning one (1) year prior to the first annual principal repayment and annually thereafter plus a prepayment penalty as follows:

Prepayment May Be Made On:	Prepayment Penalty To Be Paid:
One year preceding first payment date	5%
On date of first payment date	5%
Date of Second Annual Principal Payment	5%
Date of Third Annual Principal Payment	4%
Date of Fourth Annual Principal Payment	3%
Date of Fifth Annual Principal Payment	2%
Date of Sixth Annual Principal Payment	1%
Date of Seventh Annual Principal Payment	0%

l. Allocation of Unpaid Principal to Water Contracts. As and when convenient to Lender and in Lender’s sole discretion, Lender may allocate unpaid principal to each Water Contract in the ratio that the original draw-down pertaining to such Water Contract bears to the total of all draw-downs, excluding any Water Contracts which are no longer serving as Collateral for the Loan Facility.

m. Early Termination of Water Contracts and/or Sale of Equipment. It is acknowledged by the parties hereto that Borrower has granted to Lender a security interest in all Water Contracts and Water Treatment Equipment to secure the Loan and that occasionally a Water Contract may be terminated prior to its term and/or Water Treatment Equipment may be sold by the Borrower to the Water Contract customer or to another party. Therefore, upon early termination of the Water Contract or upon sale of Water Treatment Equipment, (i) if the Water Contract was used for a drawdown of funds, as described in paragraph 2.b hereof, that portion of the outstanding principal pertaining to the subject Water Contract shall become at once due and payable and Borrower shall pay to Lender all outstanding principal and accrued interest pertaining thereto not later than five (5) days of such termination or sale and Borrower will not be subject to the prepayment penalty; or (ii) if the Water Contract and/or Water Treatment Equipment was not used for a drawdown of funds, Borrower shall pay to Lender the proceeds received by Borrower due to early termination of the Water Contract and/or sale of the Water Treatment Equipment not later than five (5) days of such termination or sale and such payment will be applied first to accrued but unpaid interest on the Loan and then to outstanding principal and Borrower will not be subject to the prepayment penalty. Alternatively, the above-described accelerated payments will not be required if Borrower can demonstrate by calculations satisfactory to Lender that the aggregate total cash flows, as described in paragraph 2.f hereof, for the ensuing sixty (60) months from all existing Water Contracts securing the Loan, equals or exceeds the total unpaid principal and interest then due on the Loan. Notwithstanding the foregoing, the parties hereto acknowledge that Borrower has entered into an agreement to assemble and sell to Southern California Water Company in San Dimas, California, Water Treatment Equipment referred to as the “Highway Plant” for approximately $1,500,000 cash and agree that this transaction will not be subject to this paragraph and that the proceeds from this sale may be added to Borrower’s general corporate funds.

n. Potential Release of Collateral. Provided Borrower is not in default under this Loan Agreement and at such time as Borrower’s calculations demonstrate that projected total cash flows as described in paragraph 2.f hereof from all existing Water Contracts for the sixty (60) month period following the month calculations are made equal or exceed two (2) times the unpaid principal then outstanding under the Loan (the “Benchmark”), Borrower may request Lender to release from the Security Agreement any Water Contracts entered into subsequent to the month the Benchmark is achieved (“New Water Contracts”) and request that Borrower be permitted to borrow funds from other lenders and to pledge the New Water Contracts as security for such borrowings. Lender reserves the right to review Borrower’s calculations and if Lender agrees that the calculations are substantially correct and support that the Benchmark has been reached, Lender will not unreasonably deny Borrower’s requests. If Borrower’s requests under this paragraph are granted, Borrower and Lender agree to enter into a Modification of this Loan Agreement as appropriate to document the changes.

o. Deposit Accounts Collateral. Borrower shall open a deposit account as Lender may direct at a bank acceptable with Lender and Borrower shall, at the Lender ‘s direction, execute and deliver to Lender an agreement in form and substance satisfactory to Lender, which agreement shall either (a) cause the depositary bank to comply at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Borrower, or (b) arrange for Lender to become the customer of the depositary bank with respect to the deposit account, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw funds from such deposit account.

Lender agrees with the Borrower that the Lender shall not give any such instructions or withhold any withdrawal rights from the Borrower, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to (i) any deposit account for which the Borrower, the depositary bank and the Lender have entered into a cash collateral agreement specially negotiated among the Borrower, the depositary bank and the Lender for the specific purpose set forth therein, and (ii) a deposit account for which the Lender is the depositary bank and is in automatic control. Compliance with this paragraph is a condition precedent to Lender’s obligation to provide any funding. Lender may in Lender’s discretion require Borrower to open more than one deposit account for the purposes stated in this paragraph and Borrower will promptly comply with such requirements.

p. Payment by Customers into Deposit Account Designated by Lender. Promptly upon the execution of this Agreement and continuing thereafter so as to comply herewith, Borrower shall irrevocably instruct all of its Water Contract customers, now and hereafter existing, in writing, with a copy of such writing provided concurrently to Lender, that all such customers shall make any and all payments due Borrower from said customers under any Water Contracts serving as Collateral, only into such deposit account(s) as Lender may designate and that such customers shall not comply with any unilateral instruction from Borrower changing the place or other terms of payment in any way from such deposit account(s) unless agreed to in advance by Lender in writing and Borrower shall obtain the written agreement of its customers indicating such customers’ agreement to act in compliance herewith. If Borrower should fail to provide such notice, then Lender may so instruct said customers and Borrower irrevocably appoints Lender as Borrower’s attorney-in-fact for this purpose, which right shall be in addition to any other right Lender may have at law or under the terms hereof or of the Related Documents. On demand by Lender, Borrower shall immediately provide to Lender any and all information and documents concerning any such deposit accounts as Borrower may have.

3. CONDITIONS PRECEDENT TO EACH ADVANCE.

a. Lender’s obligation to make the Initial Draw-down and each subsequent draw-down under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents. Such conditions include the following conditions precedent:

(1) Loan Documents. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note; (b) Security Agreements granting to Lender security interests in the Collateral; (c) Financing Statements perfecting Lender’s Security Interests; (d) evidence of insurance as required below; (e) subordinations; and; (f) any other documents required under this Agreement or by Lender or its counsel, including without limitation any guaranties described herein, the legal and common descriptions of real property whereat any of the Collateral is or may be located and descriptions, including serial numbers, of Collateral.

(2) Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

(3) Payment of Fees, Costs and Expenses. Borrower shall have paid to Lender all fees, charges and other expenses which are then due and payable as specified in this Agreement and in any Related Document.

(4) Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any documents or certificate delivered to Lender under this Agreement are true and correct.

(5) No Event of Default. There shall not exist at the time of any draw-down a condition which would constitute an Event of Default under this Agreement or any of the Related Documents.

(6) Filing and Recordation of UCC Financing Statements. Lender has first filed such UCC financing statements with regard to the Collateral as Lender in its sole discretion may determine and Borrower has first provided Lender with such subordinations of interests in personal property as Lender may require and Lender has confirmed it holds a first position perfected security interest in all the Collateral.

4. DEFAULT.

a. Event of Default. An event of default includes any Event of Default set forth in any of the Related Documents. Notwithstanding any term contained in any of the Related Documents, an Event of Default includes a failure to pay any amount due upon any Indebtedness when and as due.

5. EXPENSES OF THIS TRANSACTION.

a. Borrower shall reimburse Lender for Lender’s expenses associated with this transaction in an amount not to exceed thirty-seven thousand, five-hundred dollars ($37,500.00). Said amount shall be paid on demand and in any event not later than the date of execution hereof and whether or not any draw-down is applied for or obtained hereunder by Borrower and in the event of non-payment upon demand by Lender, Lender shall have no duty to approve any application for a draw-down or to lend any money to Borrower under this Loan Facility or otherwise.

6. FINANCIAL REPORTING; LENDER’S RIGHT TO REVIEW BORROWER’S BOOKS AND RECORDS; AUDIT.

a. Reporting. Borrower shall provide Lender with unaudited financial statements prepared in accordance with GAAP no later than forty-five (45) days following the end of each quarter and audited financial statements no later than ninety (90) days following close of Borrower’s fiscal year.

b. Lender’s Right to Review Borrower’s Books and Records; Audit. Lender at Lender’s expense shall have the right at any reasonable time and from time to time during normal business hours to appear at any premises of Borrower on reasonable notice under the circumstances for the purpose of examining any and all books and records of Borrower related to this Agreement and the transactions contemplated hereby, including computer records, and Borrower shall immediately provide such books and records to Lender for Lender’s inspection and copying. Borrower shall provide explanations to Lender of the meaning of all records and entries and of any symbols, notes, codes and any other information contained therein so that Lender can understand them and ascertain the true financial condition of Borrower. Not more frequently than once every six months without cause, and at any time with cause, Lender may at Lender’s expense conduct an audit of Borrower’s books and records and Borrower shall provide access and explanation of the books and records as described herein to the auditors; provided, that in the event the true state of Borrower’s financial condition differs from that set forth in said books and records by 10% or more, then the expense of the audit shall be paid by Borrower forthwith and any sums not so paid shall be an item of Indebtedness. Lender shall be relieved of any obligation it may have to consider and to make any loans, advances or other financial accommodation hereunder in the event of the failure of Borrower to cooperate fully and fairly herewith in Lender’s sole discretion and all sums outstanding shall be at once due and payable in such event.

7. REPRESENTATIONS AND WARRANTIES BY BORROWER. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

a. Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of California and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so quality would have a material adverse effect on its businesses or financial condition.

b. Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default in any material respect under (a) any provision of its articles of incorporation, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

c. Financial Information. To Borrower’s current and actual knowledge, each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

d. Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to general principles of equity and bankruptcy and insolvency laws and laws applicable to the protection of creditors generally.

e. Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties serving as Collateral free and clear of all Security Interests, liens and charges and has not executed any security documents or financing statements relating to such properties. All of such properties are titled in Borrower’s legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

f. Hazardous Substances. The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release;” as used in this Agreement, shall have the same meanings as set forth in the “CERCLA,” “SARA,” the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et sec., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that to Borrower’s current and actual knowledge: (a) During the period of Borrower’s operation of Equipment on any real properties pertaining to this Agreement, , there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of such properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from such properties by any prior owners or occupants of any of such properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of such properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of such properties in any material respect; and any such activity shall be conducted in compliance in all material respects with all applicable federal, state and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents upon reasonable written notice to enter upon such properties to make such inspections and tests as Lender may deem appropriate to determine compliance of such properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the properties for hazardous waste and hazardous waste substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify, defend and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, reasonable attorneys fees and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on such properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of such properties, whether by foreclosure or otherwise.

g. Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or, to Borrower’s current and actual knowledge, is threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

h. Taxes. To the best of Borrower’s current and actual knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

i. Lien Priority. Unless otherwise previously disclosed by Borrower to Lender in writing, (and except as to that Water Contract dated 7/25/01 by and between Basin and Hi-Desert Water District) Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note unless with Lender’s prior written consent.

j. Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

k. Employee Benefit Plans. To Borrower’s current and actual knowledge, each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

l. Location of Borrower’s Offices and Records. Borrower’s place of business, or Borrower’s Chief executive office, if Borrower has more than one place of business, is located at 8731 Prestige Court, Rancho Cucamonga, CA 91730. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

m. Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

n. Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the above referenced Loan to Borrower.

o. Actual Existence of Collateral; No Split Transaction. Borrower represents and warrants to Lender that each, every and all of the Collateral actually exists as described in any Water Contract, including the payments and other consideration listed in such Water Contract and including the Equipment described in such Water Contract. Borrower further represents and warrants to Lender that no Water Contract offered to Lender to serve as Collateral is or constitutes or is part of a “split transaction”, where the Water Contract is merely part of a larger transaction between Borrower and its customer, which has not been revealed to Lender.

p. Genuineness. Borrower represents and warrants to Lender that each, every and all of the Collateral is genuine and what it purports to be; that all signatures on any and all Collateral are genuine; that any and all contracts and agreements constituting Collateral are enforceable according to their terms and free of any defenses, set-offs and counter-claims or other demands; that Borrower and its officers, agents and employees will assist Lender with regard to any claim or defense pertaining to the Collateral, including appearing as witnesses in any litigation.

q. Authorization to File, Record Financing Statements. Borrower irrevocably authorizes Lender to file, record and/or otherwise handle any and all financing statements, fixture filings, landlord’s, and others’, waivers, subordinations and any other documents at any time and from time to time and in any office or other place as Lender in its sole discretion may determine in order to obtain and maintain a first position security interest in the Collateral.

8. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

a. Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower’s financial condition;; (b) all existing litigation; (c) all threatened litigation, when threatened in writing, and; (d), all claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

b. Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

c. Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

d. Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days’ prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

e. Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy (d) the properties insured; (e) the then-current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually) Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

f. Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantor named below, on Lender’s forms, and in the amount and under the conditions spelled out in those guaranties.

Guarantor	Amount
None	Not Applicable

g. Other Agreements. Comply in all material respects with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements. It is acknowledged by the parties hereto that Borrower may from time to time be in default under terms of a Water Contract pledged as Collateral to secure the Loan. Such default by Borrower under a Water Contract will not be considered an Event of Default under the Loan Agreement if Borrower can demonstrate by calculations that the aggregate total projected cash flows, as described in paragraph 2.f hereof, for the ensuing sixty (60) months from all existing Water Contracts securing the Loan, equals or exceeds the total unpaid principal and interest then due on the Loan.

h. Loan Fees and Charges. Pay all fees and charges pertaining to the Facility, including all official fees for filing, recording and otherwise, all title reports and related reports and information, all appraisals and all messenger expense.

i. Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

j. Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessment taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and clams and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessment taxes, charges, levies, liens and clams against Borrower’s properties, income, or profits.

k. Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

l. Operations. Provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance in all material respects with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower’s employee benefit plans.

m. Inspection. In accordance with section 6 b., permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times upon reasonable notice and to provide Lender with copies of any records it may reasonably request, all at Borrower’s expense.

n. Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct in all material respects to Borrower’s current and actual knowledge as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

o. Environmental Compliance and Reports. Borrower shall comply in all material respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances applicable to Borrower or its business; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance in all material respects with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

p. Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

9. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

a. Indebtedness and Liens. (a) Except for indebtedness referred to in Paragraph 2.n hereof and except for trade debt incurred in the normal course of business, and except for indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s property, or (c) sell with recourse any of Borrower’s accounts.

b. Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, change ownership of 25% or more, change its name, dissolve or transfer or sell Collateral, (c) pay any dividends on Borrower’s stock (other than dividends payable in its stock), or (d) purchase or retire any of Borrower’s outstanding shares.

c. Loans, Acquisitions and Guaranties. Incur any obligation as surety or guarantor other than in the ordinary course of business.

d. Prepayments; Changes in Terms. (a) Except as set forth in paragraph 2 m., accept, directly or indirectly, any prepayment as to any Collateral, including Water Contracts; (b) alter, amend or modify any Water Contracts or other Collateral in any manner that would reduce the amounts payable, shorten the term or otherwise materially increase Borrower’s obligations or materially decrease customer’s obligations thereunder.

10. REPRESENTATIONS BY LENDER.

a. Organization. Lender is a limited liability company which is duly organized, validly existing and in good standing under the laws of the state of its organization and is validly existing and in good standing in all states in which it is doing business. Lender has the full power and authority to transact the businesses in which it is presently engaged or presently proposes to engage.

b. Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Lender, to the extent to be executed, delivered or performed by Lender, have been duly authorized by all necessary action by Lender; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Lender, or (b) any law, governmental regulation, court decree, or order applicable to Lender.

c. Financial Capacity; Sophisticated Lender. Lender has the financial resources to make the advances set forth in this Agreement and Oscar L. Tang, principal of Lender, has the financial resources to cause Lender to make such advances. Lender through its principals has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of making the loans to Borrower as provided for herein.

d. Confidential Information. Lender shall use its best efforts to maintain as confidential all information provided to it by Borrower and designated as confidential (“Confidential Information”) following receipt thereof, and shall not use such Confidential Information except in accordance with paragraph 14 p. hereof.

11. CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, is a debtor in any bankruptcy or similar proceedings; (c) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

12. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a. Default on Indebtedness. Failure of Borrower to make any payment within three (3) days of the due date thereof upon any of the Loans, the Notes and/or Indebtedness.

b. Other Defaults. Failure of Borrower to comply with or to perform when due in any material respect any term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform in any material respect any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, or if any condition hereof is not fulfilled as and when due.

c. Default in Favor of Third Parties. Should Borrower default in any material respect under any loan, extension of credit, security agreement, purchase or sales agreement, guaranty or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay the Loans or perform Borrower’s obligations under this Agreement or any of the Related Documents.

d. False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower under or pertaining to this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or, to Borrower’s knowledge, becomes false or misleading at any time thereafter.

e. Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid, senior and perfected Security Interest) at any time and for any reason.

f. Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

g. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower against any Collateral securing the Indebtedness, or by any governmental agency. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

h. Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

i. Adverse Change. A material adverse change occurs in Borrower’s financial condition, as a result of which Lender believes the prospect of payment or performance of the Indebtedness is impaired.

j. Insecurity. Lender, in good faith, deems itself insecure.

k. Notice of Default and Opportunity to Cure as to Certain Defaults. As to those Events of Default set forth in sub-paragraphs 12. b., c., d. and e., only, the following provision shall apply. If no notice of default has been provided to Borrower at any time during the twelve-month period (or such lesser period if fewer than twelve months have elapsed between the Effective Date and the applicable Event of Default) immediately preceding the subject default and such default is curable, then Lender shall give to Borrower notice in writing of such default and thirty (30) days opportunity to cure same. If such default is not so cured within such thirty (30) day period, such uncured default shall constitute an Event of Default and shall have the same effect as set forth in paragraph 13 hereof the same as if no notice or opportunity to cure were required.

13. EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Guarantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

14. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

a. Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement and the Related Documents. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b. Applicable Law; Venue. This Agreement and the Related Documents shall be interpreted according to the laws of the State of California. Borrower consents to personal jurisdiction of the courts of the State of California. Borrower consents to the exclusive jurisdiction of the courts of the State of California in the event of any legal action pertaining to this Agreement and/or the Related Documents. Borrower agrees that this Agreement and the Related Documents are entered into in the County of Los Angeles, State of California and agrees and consents that proper and exclusive venue of any judicial proceeding pertaining thereto is in the Central District of the Los Angeles Superior Court, County of Los Angeles, State of California.

c. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d. Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers or other transferees, whether related or unrelated to Lender. No such purchaser or transferee shall be considered a third-party beneficiary of this Agreement. Lender may provide, without any limitation whatsoever to any one or more such purchasers or transferees, or potential purchasers or transferees, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, provided such purchasers or transferees shall agree to keep such information confidential in accordance with the provisions of this Agreement. Borrower shall have no obligations with respect to any information Lender provides to such purchaser(s) or transferee(s). Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and as against Lender, will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.. Borrower further agrees that as against Lender, the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender. Notwithstanding any other term of this subparagraph 14 d., Borrower may deal with Oscar Tang and Tom O’Connor, agents of Lender, or their successors or agents as they may designate and Borrower does not have to deal directly with any such participants.

e. Costs and Expenses of Enforcement. In the event any party hereto incurs any expenses, including without limitation attorneys’ fees, in connection with the enforcement or defense of any term of this Agreement the prevailing party shall be entitled to recover such party’s reasonable attorneys fees and court costs, whether or not suit is commenced, including attorneys fees and costs incurred in any arbitration, mediation, alternative dispute resolution proceeding or similar proceeding, in the trial court and on appeal and any post-judgment collection efforts. Borrower shall pay in any event, when and as due, all costs, fees, taxes and liens pertaining to the Collateral, including any and all costs of repossession, sale, repair, refurbishment, transportation and storage regarding the Collateral.

f. Notices. All notices required to be given under this Agreement shall be given in writing, shall be effective when actually delivered, when delivered by a nationally recognized overnight courier, or three (3) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower’s current address(es). The official addresses of the parties hereto for notice purposes and until changed as set forth herein are as follows:

As to Lender: BWCA I, LLC c/o Oscar L. Tang Reich & Tang 600 – 5th Avenue, 8th Floor New York, New York 10020	As to Borrower: Basin Water, Inc. 8731 Prestige Court Rancho Cucamonga, CA 91730 Attn: President

-and to-

RONALD R. COHN, ESQ.

Horgan, Rosen, Beckham & Coren, L.L.P.

23975 Park Sorrento, Suite 200

Calabasas, CA 91302-4001

-and to-

TOM O’CONNOR

26091 Tono

Mission Viejo, CA 92692

g. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

h. Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

i. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of Borrower and Lender, respectively, shall bind their respective successors and assigns and shall inure to the benefit of their respective successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender. Lender may assign its rights under this Agreement and any interest therein without the consent of any person including Borrower.

j. Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender’s behalf.

k. Time Is of the Essence. Time is of the essence in the performance of this Agreement.

l. Waiver; Consent to Obtain Credit Information. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender. Borrower consents to Lender obtaining any credit information regarding Borrower and Borrower’s principals as and when Lender in Lender’s sole discretion may for any purpose determine.

m. Construction. Each party hereto has had an opportunity to offer terms of this Agreement and has had the opportunity to be represented by legal counsel in connection herewith. Accordingly, the rule that a writing is construed against the drafter shall not apply to this Agreement or to the Related Documents.

n. Transfer of License. Borrower hereby licenses, sub-licenses, assigns and transfers, all as security for the Indebtedness, to Lender all of Borrower’s right, title and interest in and to any and all software, hardware and other property necessary to operate the Equipment; provided, that the transfers under this subparagraph shall not become operative unless and until an Event of Default shall have occurred hereunder and then only upon Lender’s affirmative acceptance of such transfer(s).

o. Waiver of Jury Trial. The parties hereto, recognizing the excessive costs, uncertainty and delays incident to trial by jury, waive any and all right to trial by jury as to any matter pertaining to this Agreement, the Loan Facility and/or the Related Documents.

p. Confidential Information. Lender shall use its best efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all Confidential Information following receipt thereof. Notwithstanding the foregoing, Lender may disclose such Confidential Information: (a) to persons employeed or engaged by Lender in connection with the Loans made hereunder; (b) as required or requested by any governmental authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process, or; (c) in connection with litigation, insolvency or any other disputes between the parties hereto or their successors.

q. Statute of Limitations. Borrower does not waive any right it may have to assert the statute of limitations as a defense hereto. Borrower does not waive any other defenses to the enforceability hereof, except as otherwise set forth herein and in the Related Documents.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF

THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS.

Dated: October 3 , 2003	Basin Water, Inc., a California corporation

	By:	/s/ PETER L. JENSEN
(Vice) President (Print Name legibly):

	By:	/s/ KEITH R. SOLAR
(Assistant) Secretary (Print Name legibly):

Dated: October 3 , 2003	BWCA I, LLC, a Delaware limited liability company

	By:	/s/ OSCAR TANG
Authorized Signatory (Print Name legibly):